UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010
Equity One, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13499	52-1794271

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of principal executive offices) (Zip Code)
(305) 947-1664
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
A special meeting of stockholders of Equity One, Inc. (the “Company”) was held on December 15, 2010. At the Special Meeting, the following matters were considered: (i) a proposal to approve amendments to the Company’s charter to add foreign ownership limits (“Foreign Ownership Proposal”), (ii) a proposal to approve amendments to the Company’s charter to modify the existing ownership limits (“Ownership Limit Proposal”) and (ii) a proposal to permit the Board of Directors of the Company to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals (“Proposal to Adjourn the Special Meeting”). The foregoing proposals were described in detail in the Company’s definitive proxy materials previously filed with the Securities and Exchange Commission on November 15, 2010.
All of the proposals were approved by the Company’s stockholders at the Special Meeting. The voting results were as follows:
Foreign Ownership Proposal
Votes for Approval — 54,194,625
Votes against — 22,909,188
Abstentions — 52,771
There were no broker non-votes for this item.
Ownership Limit Proposal
Votes for Approval — 54,500,599
Votes against — 22,590,795
Abstentions — 65,190
There were no broker non-votes for this item.
Proposal to Adjourn the Special Meeting
Votes for Approval — 56,890,836
Votes against — 20,206,210
Abstentions — 59,583
There were no broker non-votes for this item.
Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: December 20, 2010	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President, General Counsel and Secretary